Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION completes largest shallow water Ocean-bottom marine seismic project in company’s history

June 11, 2019 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCQB: SXPLW) today announced that it has successfully completed the largest shallow water ocean-bottom marine project in the Company’s history. Contracted to SAExploration by a major national oil company, the project, located in the Arabian Sea off the coast of India, utilized over 20 vessels, which included three ocean-bottom node deployment vessels and two seismic source vessels operating in dual source/simultaneous source mode. A total of 5,400 ocean-bottom nodes and in excess of 1,300 kilometers of rope were deployed on the project to acquire approximately 1,200 square kilometers of full fold seismic data.

Jeff Hastings, Chairman and Chief Executive Officer, commented, “I am very proud of SAE’s project management and operational teams who performed extremely well on a very large and very complex project. Some of the challenges they faced included subsurface and surface infrastructure, such as 46 separate platforms, in addition to fisheries management and field-level SIMOPS. We continue to champion the broader acceptance and cost-effective application of ocean-bottom nodal recording technology and we look forward to offering our technical expertise and enhanced experience within this growing market to other customers in the future.”

About SAExploration Holdings, Inc.

SAE is an international oilfield services company offering a full range of vertically-integrated seismic data acquisition, data processing and interpretation, and logistical support services through North America, South America, Asia Pacific, Africa and the Middle East. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths reaching 3,000 meters, SAE offers a full suite of data processing and interpretation services utilizing its proprietary, patent-protected software, and also provides in-house logistical support services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation, and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. With its global headquarters in Houston, Texas, SAE supports its operations through a multi-national presence in the United States, United Kingdom, Canada, Peru, Colombia, Bolivia, Malaysia, Singapore, and Australia. For more information, please visit SAE’s website at www.saexploration.com.

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Forward Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” “forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements may include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SAE’s filings with the Securities and Exchange Commission. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

Mark Farine

Vice President, Business Development

(281) 258-4405

mfarine@saexploration.com

Ryan Abney

Vice President, Finance

(281) 258-4409

rabney@saexploration.com

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